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                                                                  Exhibit 3.1C

                    [To be filed immediately after the closing of the Offering.]

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION

             -------------------------------------------------------

             Pursuant to Section 103, Section 242 and Section 245 of

              the General Corporation Law of the State of Delaware

             -------------------------------------------------------

                                   ARTICLE I

                                      NAME

         The name of the corporation is InterWorld Corporation (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The address of the initial registered and principal office of this corporation in this state is c/o National Registered Agents, Inc., 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is National Registered Agents, Inc.

                                  ARTICLE III

                               OBJECT AND PURPOSES

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

         The Corporation shall be authorized to issue 115,000,000 shares of all classes, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and (ii) 15,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").

         Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation or a duly-authorized committee of the Board of Directors of the Corporation, in


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accordance with the laws of the State of Delaware, is hereby authorized to determine or alter the relative rights, powers (including voting powers), preferences, privileges and restrictions granted to or imposed upon Preferred Stock or any wholly unissued series of shares of Preferred Stock, and to increase or decrease (but not below the number of shares of any series of Preferred Stock then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

                                    DIRECTORS

         1. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

         2. The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         3. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

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                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS

         No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                                  ARTICLE VII

                    COMPROMISE OR ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.



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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION

                        --------------------------------


         InterWorld Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The present name of the Corporation is "InterWorld Corporation." The Corporation was originally incorporated under the name "InterWorld Technology Ventures, Inc." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 28, 1995. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 12, 1996. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 17, 1996. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 1997. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 1997. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 20, 1998. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 1999. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on _____________, 1999.

         SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation. This Certificate has been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by the Stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228(a), 242 and 245 of the General Corporation Law at the State of Delaware.

         THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

         FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this __th day of _______, 1999 and hereby affirms that the facts stated herein are true.

                                     INTERWORLD CORPORATION

                                     By:   _______________________________
                                           Alan J. Andreini
                                           President and Chief Executive Officer
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                                                                       EXHIBIT A
                                                                       ---------



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION